Exhibit 10.78

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is made and entered into by and between Castro Mountain View, LLC, a California limited liability company, and CP6CC, LLC, a Delaware limited liability company, as tenants in common and successor in interest (collectively, the “Landlord”) and Vivus, Inc., a Delaware corporation (“Tenant”).  This Second Amendment amends the Lease (defined below) and is made and entered into effective as of November 12, 2009 (“Effective Date”).

RECITALS

A.            WHEREAS, Tenant and Landlord’s predecessor in interest have entered into a certain Lease Agreement dated October 16, 2006 (“Original Lease”), as amended by a First Amendment to Lease dated November 18, 2008 (the “First Amendment”) (the Original Lease and the First Amendment referred to herein collectively as the “Lease”), for approximately 14,237 square feet, located at 1172 Castro Street which is part of a two building complex (“Complex”), in the City of Mountain View, County of Santa Clara, State of California (the “Original Premises”); and

B.            WHEREAS, Tenant and Landlord now desire to amend the terms of the Lease on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.             Expansion Space:  Commencing on January 1, 2010 (“Expansion Space Commencement Date”) and continuing through July 31, 2011 (“Expansion Period”), the Leased Premises is hereby expanded to include Suite 210, located in the 1174 Castro Street building, consisting of approximately 3,769 square feet (the “Expansion Space”).

2.             Base Monthly Rent and Additional Rent:

a.             Original Premises.  During the Expansion Period, Minimum Rent for the Original Premises, Additional Rent for the Original Premises, and the total of Fixed Minimum Rent and Additional Rent for the Original Premises shall continue to be payable by Tenant to Landlord in those amounts as set forth in Section 2 and Section 3 of the First Amendment.  Tenant’s Expense Share for the Original Premises shall be as set forth in Section 3 of the First Amendment and shall not be changed by this Second Amendment.

b.             Expansion Space.

i.              Expansion Space Base Monthly Rent.  In addition to the payment of Minimum Rent and Additional Rent on the Original Premises as set forth in the First Amendment, during the Expansion Period, Tenant shall pay to Landlord Base Monthly Rent

(also referred to in the Lease as “Minimum Rent” and “Fixed Minimum Rent”) for the Expansion Space (“Expansion Space Base Monthly Rent”) on the first day of each month in equal monthly installments without offset or deduction, as follows:

Period	Expansion Space Base Monthly Rent (per rentable square foot)	Expansion Space Base Monthly Rent (total per month)
1/01/2010 through 7/31/2011	$2.25	$8,480.25

In addition to the payment of Expansion Space Base Monthly Rent, Tenant shall pay Additional Rent on the Expansion Space as set forth in Section 2.b.ii of this Second Amendment.

ii              Expansion Space Additional Rent.  During the Expansion Period, Tenant shall pay Additional Rent on the Expansion Space.  Tenant’s Expense Share for the Expansion Space shall mean the percentage obtained by dividing the rentable square footage 3,769 of the Expansion Space at the time of calculation by the rentable square footage of all buildings located on the property at the time of calculation.  Such percentage is currently 13.22% of the 1174 building and 8.82% of the Complex.   In the event that any portion of the Property is sold by the Landlord, or the rentable square footage of the Expansion Space or the Property is otherwise changed, Tenant’s Expense Share for the Expansion Space shall be recalculated to equal the percentage described in the second sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the property shall equal 100%.  Tenant’s Expense Share for the Expansion Space during the 2010 calendar year is estimated to be one dollar and 34/100 ($1.34) per square foot, per month.

4.             Expansion Space As Is Condition:  Landlord shall deliver the Expansion Space in an “as is” condition.  On or before the expiration of the Lease Term, including any extension of the Lease Term, Tenant shall:  (i) vacate and surrender the Expansion Space; (ii) remove all of Tenant’s personal property from the Expansion Space; (iii) remove any tenant improvements, additions or changes made to the interior of the Expansion Space by Tenant during the Lease Term; and (iv) repair and/or restore, or cause to be repaired or restored, the Expansion Space and every portion thereof to the same condition as existed prior to Tenant’s acceptance of the Expansion Space.

5.             Delay of Expansion Space Commencement Date:  Tenant is aware and understands that the Expansion Space Commencement Date of January 1, 2010 is subject to Landlord gaining possession of the Expansion Space in a timely manner from the current tenant in possession.  If for any reason whatsoever Landlord cannot deliver possession of the Expansion Space by January 1, 2010, this Lease will not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.  However, the Expansion Space Commencement Date shall be delayed until possession of the Expansion Space is delivered to Tenant.  If Landlord is unable to deliver possession of the Expansion Space to Tenant by May 1, 2010, then Tenant may terminate this Second Amendment by giving written notice to Landlord no later than May 2, 2010, time being strictly of the essence, and the parties shall have no further liability thereafter accruing under this Lease.  Landlord agrees to use commercially reasonable efforts to deliver the Expansion Space to Tenant at the earliest possible date as set forth in this Second

Amendment, including, without limitation, refusing to renew the current tenant’s lease, refusing to allow such tenant the right to retain possession of the Expansion Space and undertaking any necessary eviction proceedings in a timely manner should such tenant seek to hold possession of the Expansion Space beyond the term of the lease.

6.             Option to Extend:  The option to extend contained in Section 7 of the First Amendment shall apply to the Leased Premises, as amended by this Second Amendment to include the Expansion Space.

7.             HVAC:  Tenant is aware that the 1174 building heating and air conditioning is part of an energy efficient system.  Heating and air conditioning is available in the building Monday through Friday from 6:00 am to 6:00 pm. and on Saturdays from 6:00 am to 5:00 pm.  There is no heating and air conditioning available on Sundays.

8.             Confidentiality:  Tenant acknowledges that this Second Amendment is confidential and that Landlord shall suffer irreparable damage if the contents of this Second Amendment are discovered by the other tenants at Castro Commons, or any other third parties.  Therefore, Tenant agrees that neither Tenant nor Tenant’s employees, agents, representatives or attorneys, shall disclose, release or discuss the contents of this Second Amendment to or with any third party for any reason; provided, however, Tenant is authorized to disclose the contents of this Second Amendment to third parties as follows:  (a) to comply with applicable law or regulations (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Tenant’s securities are listed or quoted) and (b) in connection with the Tenant’s financing or partnering activities.

9.             Miscellaneous:  All terms not specifically defined herein are as defined in the Lease.  Except as amended or modified by this Second Amendment, all terms and conditions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant shall be bound thereby.  This Second Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed and made effective as of the Effective Date.

Tenant:

VIVUS, Inc., a Delaware corporation

By:	/s/ Timothy E. Morris

Title: VP Finance and Chief Financial Officer

Date Executed: 11/16/09

[Signatures continue on following page]

Landlord:

Castro Mountain View, LLC, a California limited liability company
By:	West Valley Properties, Inc.,
a California corporation, Manager

	By:	/s/ Jonathan Rayden

	Title:	President

Date Executed: 11/17/09

By:	Guardian Equity Growth, Inc.,
a California corporation, Manager

	By:	/s/ William Moison

	Title:	Partner

Date Executed: 11/17/09

CP6CC, LLC, a Delaware limited liability company
By:	Cupertino Partners VI, a California limited partnership, its Sole Member
By:	West Valley Properties, Inc., a California corporation, its General Partner

	By:	/s/ Jonathan Rayden

	Title:	President

Date Executed: 11/17/09